       23                                                        Exhibit 3.1

                            COMPOSITE


                  Certificate of Incorporation



                               of




                               AMR
                           CORPORATION





                           As Amended




                     Effective May 26, 1998

                            COMPOSITE
                  CERTIFICATE OF INCORPORATION
                               OF
                         AMR CORPORATION


     FIRST:   The name of the corporation is AMR Corporation.

      SECOND: The registered office or place of business of the corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware.

      THIRD:   The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 770,000,000 shares, of which 20,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called "Preferred Stock") and 750,000,000 shares shall be shares of Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of stock shall be governed by the following provisions:

      1. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including (but without limiting the generality thereof) the following:

       (a)  The designation of such series.

       (b) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividend shall be cumulative or non-cumulative.

       (c) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

       (d) The terms and amount of any sinking fund provided for the purpose of redemption of the shares of such series.

       (e) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

       (f) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

       (g) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

       (h) The rights of the holders of the shares of such series upon dissolution of, or upon the distribution of assets of, the corporation.

      2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the corporation.

      3. No holder of shares of any class of stock of the corporation shall be entitled as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

      4. The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, or of Common Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property, or services. Any and all such shares of the Preferred or Common Stock of the corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     FIFTH:   The names and mailing addresses of the incorporator
is as follows:
       Connie M. Friesen
       299 Park Avenue
       New York, New York 10171

     SIXTH:   The corporation is to have perpetual existence.

      SEVENTH:    The private property of the stockholders  shall
not be subject to the payment of corporate debts to any extent whatsoever, and no action of the corporation shall be construed as a constructive assent to such liability.

      EIGHTH:   The business of the corporation shall be  managed
by a Board of Directors.

      1. All corporate powers of the corporation shall be exercised by the Board of Directors, except as otherwise provided by law.

     2. Directors need not be stockholders, nor residents of the State of Delaware.

      3. The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by, or in the manner provided in, the By-Laws, but in no case shall the number be less than three.

     4. By-Laws of the corporation for the management of its property, the regulation and government of its affairs, and for the certification and transfer of its stock may originally be adopted by the incorporators. Thereafter, the directors shall have power from time to time to make, alter, or repeal By-Laws, but any By-Laws made by the Board of Directors may be altered, amended, or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that notice of such proposed alteration, amendment, or repeal is included in the notice of such special meeting.

      5. The stockholders and directors may hold their meetings and have an office or offices outside the State of Delaware if the By-Laws so provide.

      6. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors which, to the extent provided in said resolution or resolutions or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it.

      7. The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book, or document of the corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

     8. The Board of Directors shall have power from time to time to fix the amount to be reserved by the corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

     9. At all meetings of stockholders and at all elections of directors, each holder of capital stock shall have one vote for each share of capital stock registered in his name on the books of the corporation.

              10. At all meetings of the stockholders the holders of one-third of the number of shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the transaction of other business, except as otherwise provided by law.

               11. In so far as the same is not contrary to the laws of Delaware, no contract or other transaction between the corporation and any other corporation, association, organization, society, or person shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are a director or officer, or directors or officers, of such other corporation, association, organization, or society, or by the fact that such other corporation, association, organization, or society, is the owner or holder of any part of the capital stock of this corporation, or is interested in its property, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firm or corporation, association, organization, or society, shall be affected or invalidated by the fact that any director or directors of this corporation is a party or are parties to or are interested in such contract, act, or transaction, or in any way connected with such person or persons, firm, corporation, organization, association or society, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm, corporation, association, organization or society, in which he may be in any wise interested.

               12. Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by a majority in interest of a quorum of the stockholders of the corporation having voting power at any annual meeting or special meeting called for such purpose shall be as valid and as binding as though ratified by every stockholder of the corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers, of their right to proceed with such contract, transaction or action.

      NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

      TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of the Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     ELEVENTH: No stockholder of the corporation shall have any preemptive or preferential right, nor shall be entitled as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of the corporation of any class, whether now or hereafter authorized, and whether issued for money or for a consideration other than money, or of any issue of securities convertible into stock.

      TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute; and all rights herein conferred upon the stockholders are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned has hereunto set her name this 15th day of February, 1982.


                                                   s/Connie M. Friesen
                                                   Connie M. Friesen